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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                        CORPORATE HIGH YIELD FUND V, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            Maryland                                   Applied For
(STATE OF INCORPORATION OR ORGANIZATION)    (IRS EMPLOYER IDENTIFICATION NO.)


Corporate High Yield Fund V, Inc.                              08536
800 Scudders Mill Road                                      (ZIP CODE)
Plainsboro, New Jersey
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


TITLE OF EACH CLASS TO BE SO               NAME OF EACH EXCHANGE ON WHICH EACH
REGISTERED                                 CLASS IS TO BE REGISTERED
Common Stock, par value $.10 per share     New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The section captioned "Description of Capital Stock" in the Registrant's prospectus dated November 27, 2001 forming a part of Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (No. 333-71310) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on November 27, 2001 is incorporated herein by reference.



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All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

ITEM 2.  EXHIBITS.

      The following exhibits have been filed with the Commission:

            (1)   Form of Certificate for Common Stock.*
            (2) Portions of the Articles of Incorporation and the By-Laws of the Registrant defining the rights of holders of Shares of Common Stock**












*     Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

**    Incorporated by reference to Exhibit (d)(1) to the Registration Statement.




                                    SIGNATURE



      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     CORPORATE HIGH YIELD FUND V, INC.
                                     (Registrant)



                                     By:   /s/ Bradley J. Lucido
                                          ------------------------------------
                                                     Authorized Officer

November 27, 2001



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